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[UBS WARBURG LOGO]                                                  EXHIBIT 99.1


                           CONSENT OF UBS WARBURG LLC


     We hereby consent to the use of our opinion letter dated March 18, 2002 to the Board of Directors of Avanex Corporation ("Avanex") included as Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a wholly owned subsidiary of Avanex and Oplink Communications, Inc. and references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "Experts" as used in the Securities Act of 1933, as amended, of the rules and regulations of the Securities and Exchange Commission thereunder.


                                                                 UBS WARBURG LLC

                                                             /s/ UBS Warburg LLC


New York, New York
April 4, 2002